EXHIBIT 99.1

PRESS RELEASE

Contact:	Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR Announces First Quarter Earnings of $0.76 per share

•	Earnings for quarter increase 74% on revenue growth of 9.5%

•	Orders and ending backlog each climb 27% and 45% respectively, with strength in both segments compared to the first quarter 2007

Burlington, MA, April 30, 2008

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the first quarter ended March 30, 2008.

Revenues for the 2008 first quarter were $176.6 million, an increase of 9.5% from $161.3 million for the first quarter 2007. Net income for the first quarter 2008 increased 74% to $12.9 million, or $0.76 per diluted share, compared to $7.4 million, or $0.45 per diluted share, for the 2007 first quarter.

The Company received orders totaling $237.0 million during the first quarter 2008, an increase of 27% over $186.8 million in orders in the first quarter of 2007 due to strength in naval, aerospace and energy markets, including both projects and distribution products, and a sequential increase of 39% over the fourth quarter of 2007. Backlog at March-end 2008 reached another record of $452.0 million, up 45% over March-end 2007 backlog of $311.2 million, and sequentially increasing 15% over the fourth quarter of 2007.

During the first quarter of 2008, the Company used $5.4 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) due to investment in working capital to support its record backlog as of March 30, 2008.

Circor’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 9%, to $88.5 million from $81.3 million in the first quarter 2007, with 4% of the increase due to favorable currency adjustments. Incoming orders for this segment were $111.2 million for the first quarter 2008, an increase of 31% from $84.8 million in the first quarter 2007, which included large maritime orders as well as strong aerospace orders. Sequentially, this segment’s orders grew 19% and ending backlog grew 17% to $159.5 million. This segment’s operating margin for the first quarter 2008 was 11.3% compared to 7.9% in the first quarter of 2007, and

8.3% in the fourth quarter of 2007. Compared to the first quarter of 2007 improvement primarily came from price, mix of shipments and productivity.

Circor’s Energy Products segment revenues increased by $8.2 million, or 10%, to $88.1 million for the quarter ended March 30, 2008 compared to $80.0 million in the quarter ended April 1, 2007. Higher foreign exchange rates, primarily the higher Euro, compared to the US dollar, accounted for $7.2 million of the incremental revenue increase. Incoming orders for the quarter were $125.9 million, an increase of 23% over $102.1 million in the first quarter of 2007 and 63% sequentially with ending backlog totaling $292.6 million, a 51% increase compared to $194.3 million at the end of the first quarter 2007, and 15% sequentially. This segment’s operating margin was 16.2% during the first quarter of 2008 compared to 12.7% for the first quarter of 2007 and 15.3% for the fourth quarter of 2007. The first quarter of 2008 benefited from high margins on some large international oil and gas projects as well as favorable currency impacts.

Bill Higgins, Circor’s President and Chief Executive Officer, said, “Our first quarter results exceeded our expectations as a result of strong global markets, a great mix of shipments and margin expansion in both segments. Globally, our oil and gas markets have remained solid. Large project quotations continue at a high level and the North American short-cycle business orders rebounded with our backlog growing over the fourth quarter 2007. Meanwhile, orders for our Instrumentation and Thermal Fluid Controls Products were also strong especially in aerospace where the markets continue to look solid as well as maritime orders where we won some large naval related orders to be shipped in 2009 and 2010.”

Mr. Higgins added, “The most notable area of improvement in the quarter was our healthy segment operating margins (which exclude corporate and special charge expenses) at 13.8% which was the highest since Circor became public at the end of 1999. Although we will still have quarters that are up and down, the focus on operational excellence and lean manufacturing over the past few years, leadership development, strong customer markets, favorable currency, as well as positive product and project mix all have contributed to the great results. ”

Circor provided guidance for its second quarter 2008 results, indicating it expects earnings to be in the range of $0.74 to $0.83 per diluted share, excluding special charges. The guidance compares favorably to earnings in the second quarter 2007 of $0.60 per diluted share.

CIRCOR International will hold a conference call to review its first quarter results tomorrow, May 1, 2008 at 1:00 p.m. ET. Interested parties may access the call by dialing (888)-244-2511 from the US and Canada and (913) 312-1418 from international locations. A replay of the call will be available from 4:00 pm ET on Thursday, May 1, 2008, through 4:00 pm ET on Thursday, May 8, 2008. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #4902483 when prompted. The presentation slides that will be discussed in the conference call are expected to be available today, April 30, 2008, by 6:00 pm ET and may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website at http://www.circor.com/quarterlyearnings. An audio recording of the conference call also is expected to be posted on the company’s website by May 6, 2008.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	March 30, 2008	April 1, 2007
Net revenues	$176,575	$161,263
Cost of revenues	121,686	116,471

GROSS PROFIT	54,889	44,792
Selling, general and administrative expenses	35,220	32,087
Special charges (income), net	160	691

OPERATING INCOME	19,509	12,014

Other (income) expense:
Interest income	(202)	(53)
Interest expense	347	1,271
Other (income) expense, net	401	(97)

Total other expense	546	1,121

INCOME BEFORE INCOME TAXES	18,963	10,893
Provision for income taxes	6,068	3,486

NET INCOME	$12,895	$7,407

Earnings per common share:
Basic	$0.77	$0.46
Diluted	$0.76	$0.45
Weighted average common shares outstanding:
Basic	16,679	16,209
Diluted	16,872	16,533

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	March 30, 2008	April 1, 2007
OPERATING ACTIVITIES
Net income	$12,895	$7,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,874	2,808
Amortization	656	626
Compensation expense of stock-based plans	1,503	966
Tax effect of share based compensation	(1,171)	(711)
(Gain) Loss on sale of property, plant and equipment	(83)	31
Equity earnings and paid dividends of affiliate, net	—	(56)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(6,858)	5,857
Inventories	(5,090)	(3,688)
Prepaid expenses and other assets	(3,477)	(6,123)
Accounts payable, accrued expenses and other liabilities	(3,138)	(10,161)

Net cash used in operating activities	(1,889)	(3,044)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,851)	(1,776)
Proceeds from disposal or sale of property, plant and equipment	94	341
Proceeds from sale of investments	5,451	—

Net cash provided by (used in) investing activities	2,694	(1,435)

FINANCING ACTIVITIES
Proceeds from debt borrowings	16,500	25,244
Payments of debt	(13,606)	(23,576)
Dividends paid	(626)	(609)
Proceeds from the exercise of stock options	2,115	965
Tax effect of share based compensation	1,171	711

Net cash provided by financing activities	5,554	2,735

Effect of exchange rate changes on cash and cash equivalents	1,669	142

INCREASE IN CASH AND CASH EQUIVALENTS	8,028	(1,602)
Cash and cash equivalents at beginning of year	34,662	28,652

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$42,690	$27,050

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	March 30, 2008	Dec 31, 2007
ASSETS
Current Assets:
Cash & cash equivalents	$42,690	$34,662
Investments	4,036	8,861
Trade accounts receivable, less allowance for doubtful accounts of $ 2,238 and $2,151, respectively	137,295	125,663
Inventories	182,601	171,661
Prepaid expenses and other current assets	7,406	3,990
Insurance receivable	7,131	6,885
Deferred income taxes	8,979	8,220
Assets held for sale	312	312

Total Current Assets	390,450	360,254

Property, Plant and Equipment, net	84,713	82,465
Other Assets:
Goodwill	181,732	169,110
Intangibles, net	47,097	47,373
Non current insurance receivable	5,014	5,014
Other assets	907	12,253

Total Assets	$709,913	$676,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$83,961	$82,038
Accrued expenses and other current liabilities	77,079	72,481
Accrued compensation and benefits	18,068	21,498
Asbestos liability	10,038	9,697
Income taxes payable	8,930	7,900
Notes payable and current portion of long-term debt	232	201

Total Current Liabilities	198,308	193,815

Long-Term Debt, net of current portion	24,785	21,901
Deferred Income Taxes	20,065	19,106
Long term asbestos liability	7,062	7,062
Other Non-Current Liabilities	13,314	14,201
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,816,007 and 16,650,407 issued and outstanding, respectively	168	167
Additional paid-in capital	245,967	240,000
Retained earnings	156,913	144,644
Accumulated other comprehensive income	43,331	35,573

Total Shareholders’ Equity	446,379	420,384

Total Liabilities and Shareholders’ Equity	$709,913	$676,469

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	March 30, 2008	April 1, 2007
ORDERS
Instrumentation & Thermal Fluid Controls	$111,166	$84,771
Energy Products	125,860	102,071

Total orders	$237,026	$186,842

	March 30, 2008	April 1, 2007
BACKLOG
Instrumentation & Thermal Fluid Controls	$159,468	$116,910
Energy Products	292,575	194,339

Total backlog	$452,043	$311,249

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2007			2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	Full Year	1ST QTR
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$81,296	$85,740	$85,094	$91,466	$343,596	$88,450
Energy Products	79,967	80,197	78,923	83,057	322,144	88,125

Total	161,263	165,937	164,017	174,523	665,740	176,575

OPERATING MARGIN
Instrumentation & TFC	7.9%	8.7%	7.1%	8.3%	8.0%	11.3%
Energy Products	12.7%	16.3%	17.4%	15.3%	15.4%	16.2%
Segment operating margin	10.3%	12.4%	12.1%	11.6%	11.6%	13.8%
Corporate expenses	-2.4%	-2.4%	-3.0%	-2.9%	-2.7%	-2.6%
Special charges	-0.4%	-0.4%	-1.3%	0.5%	-0.4%	-0.1%
Total operating margin	7.4%	9.5%	7.8%	9.3%	8.5%	11.0%
OPERATING INCOME
Instrumentation & TFC (excl. special & unusual charges)	6,433	7,438	6,076	7,589	27,536	9,994
Energy Products (excl. special & unusual charges)	10,125	13,063	13,745	12,675	49,608	14,303

Segment operating income (excl. special & unusual charges)	16,558	20,501	19,821	20,264	77,144	24,297
Corporate expenses (excl. special & unusual charges)	(3,853)	(4,056)	(4,942)	(5,012)	(17,863)	(4,628)
Special (charges) income, net	(691)	(615)	(2,130)	922	(2,514)	(160)

Total operating income	12,014	15,830	12,749	16,174	56,767	19,509
INTEREST EXPENSE, NET	(1,218)	(884)	(744)	(155)	(3,001)	(145)
OTHER (EXPENSE) INCOME, NET	97	(215)	1,508	(133)	1,257	(401)

PRETAX INCOME	10,893	14,731	13,513	15,886	55,023	18,963
PROVISION FOR INCOME TAXES	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)

EFFECTIVE TAX RATE	32.0%	32.0%	23.3%	36.3%	31.1%	32.0%
NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895

Weighted Average Common Shares Outstanding (Diluted)	16,533	16,679	16,768	16,925	16,730	16,872
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.60	$0.62	$0.60	$2.27	$0.76

EBIT	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108
Depreciation	2,808	2,812	2,662	2,588	10,870	2,874
Amortization of intangibles	626	632	659	662	2,579	656

EBITDA	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638

EBITDA AS A PERCENT OF SALES	9.6%	11.5%	10.7%	11.1%	10.7%	12.8%

CAPITAL EXPENDITURES	$1,776	$2,266	$2,844	$5,097	$11,983	$2,851

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	Full Year	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,429)	$5,439	$11,470	$30,989	$42,469	$(5,366)

ADD: Capital expenditures	1,776	2,266	2,844	5,097	11,983	2,851
Dividends paid	609	614	617	624	2,464	626

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,044)	$8,319	$14,931	$36,710	$56,916	$(1,889)

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$39,366	$29,848	$11,815	$(21,421)	$(21,421)	$(21,709)

ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690
Investments	87	94	100	8,861	8,861	4,036

TOTAL DEBT	$66,503	$55,223	$42,089	$22,102	$22,102	$25,017

NET DEBT AS % OF NET CAPITALIZATION	10%	7%	3%	-5%	-5%	-5%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH & CASH EQUIVALENTS, LESS INVESTMENTS]	$408,944	$415,386	$420,951	$398,963	$398,963	$424,670
LESS: Total debt	(66,503)	(55,223)	(42,089)	(22,102)	(22,102)	(25,017)
ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690
Investments	87	94	100	8,861	8,861	4,036

TOTAL SHAREHOLDERS’ EQUITY	369,578	385,538	409,136	420,384	420,384	446,379
ADD: Total debt	66,503	55,223	42,089	22,102	22,102	25,017

TOTAL CAPITAL	$436,081	$440,761	$451,225	$442,486	$442,486	$471,396

TOTAL DEBT / TOTAL CAPITAL	15%	13%	9%	5%	5%	5%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET LESS TAXES]	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108

LESS: Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638

LESS:
Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)
Depreciation	(2,808)	(2,812)	(2,662)	(2,588)	(10,870)	(2,874)
Amortization of intangibles	(626)	(632)	(659)	(662)	(2,579)	(656)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895